CONFIDENTIAL TREATMENT

Note: Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Commission under Rule 24b-2. The omitted confidential material has been filed separately with the Commission. The location of the omitted confidential information is indicated herein by an "X".



                     SECOND AMENDMENT TO PURCHASE AGREEMENT


         This SECOND AMENDMENT, dated as of December 9, 2000 (the "Second Amendment"), to the PURCHASE AGREEMENT dated as of March 20, 2000, as amended by the First Amendment dated as of June 30, 2000 (the "Agreement"), by and among AMERICAN CYANAMID COMPANY, a Maine Corporation ("Cyanamid"), AMERICAN HOME PRODUCTS CORPORATION, a Delaware corporation ("AHP" and, together with Cyanamid, "Sellers"), and BASF Aktiengesellschaft, a corporation organized under the laws of Germany ("Buyer"). All terms not otherwise defined herein shall have the meanings ascribed thereto in the Agreement.


                              W I T N E S S E T H:
                               - - - - - - - - - -

         WHEREAS, the parties hereto have heretofore entered into the Agreement;

         WHEREAS, the parties hereto have entered into the First Amendment to the Purchase Agreement effective as of June 30, 2000 (the "First Amendment");

         WHEREAS, the parties hereto desire to further amend the Agreement as provided in this Second Amendment;

         NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements herein contained, and for other good and valuable consideration, the parties hereto, intending to be legally bound, agree as follows:

1. With respect to certain Joint Venture Interests, the Agreement is hereby amended as follows:

(i) by adding to Section 3.4(d) of the Agreement the words "Transferable Joint Venture Interests, and the" before the word "Other" in the second line of such Section; and

(ii) by deleting from Section 3.4(d) of the Disclosure Schedule the first paragraph and substituting in lieu thereof the language set forth on Annex I to this Second Amendment.

         Buyer hereby agrees (i) to pay all out-of-pocket costs related to the formation of any new companies and all transfer taxes, fees, duties (excluding income and net worth taxes) and other out-of-pocket costs related to the changes and actions set forth in Annex I hereto, but only to the extent that such costs exceed the costs that would have been incurred had such changes and actions not occurred, and (ii) that any breach of any representation, warranty or covenant of Sellers contained in the Agreement occurring as a result of such actions or changes shall be deemed not to have occurred and shall not entitle Buyer to any right, remedy or recourse against Sellers or their Affiliates in respect thereto.

2. With respect to certain pension liabilities, and for purposes of clarification only, the Agreement is hereby amended as follows:

         (i) by adding an "(a)" before the word "Seller" in the first line of Section 7.14 (which is set forth in Section 16 of the First Amendment); and

         (ii)     by inserting new paragraphs (b), (c),(d), (e) and (f) to
                  Section 7.14 as follows:

                  "(b) For purposes of this Section 7.14 only, the definitions set forth on Annex II to the Second Amendment shall apply to the defined terms used in this Section 7.14.

                   (c) Pension liabilities with respect to Active Employees and Vested Employees are included in the Excluded Liabilities and shall remain Sellers' responsibility. Sellers shall promptly reimburse Buyer or its Affiliates for any payments made by Buyer or its Affiliates either to Active Employees or Vested Employees for pension benefits under the pension plan maintained on their behalf as in effect on the Closing Date, together with an amount for reasonable administration costs incurred with respect to such payment.

                  (d) Pension liabilities with respect to Retirees are included in the Assumed Liabilities and shall be Buyer's responsibility. Buyer shall promptly reimburse Sellers or their Affiliates for any payments made by Sellers or their Affiliates to Retirees for pension benefits under the pension plan maintained on their behalf, together with an amount for reasonable administration costs incurred with respect to such payment.

                  (e) Pension liabilities for those employees of XXXX who are not Transferred Employees remain with XXXX, are included in the Assumed Liabilities and shall be Buyer's responsibility. Buyer shall promptly reimburse Sellers or their Affiliates for any payments made by Sellers or their Affiliates to such employees for pension benefits under the pension plan maintained on their behalf, together with an amount for reasonable administration costs incurred with respect to such payment.

                  (f) Sellers and Buyer shall establish reasonable and adequate procedures to keep each other regularly and in a timely manner informed about any requests for reimbursement of pension benefits as outlined in paragraphs (c), (d) and (e) above."

         Within thirty (30) days after the date of this Second Amendment, Sellers shall provide Buyer with a complete list of the Transferred Employees which upon such delivery shall be deemed to be Annex III to this Second Amendment.

3. The Agreement is hereby amended by inserting after the word "claim" in the ninth line of such Section 11.2(a) the following:

         "; provided that the failure of the Aggrieved Party to give such notice or any delay thereof shall not affect the Aggrieved Party's rights to indemnification hereunder, except to the extent such failure or delay impairs the Indemnifying Party's ability to defend or contest any such claim, action, proceeding or litigation"

4. The Agreement is hereby amended by deleting the period at the end of paragraph (viii) of Section 11.1(a) and substituting in lieu thereof "; or" and by inserting the following language following paragraph (viii) of Section 11.1(a):

         "(ix) any liability, other than an Assumed Liability or an Excluded Liability, of a Company to the extent arising out of the conduct of a business, other than the Business, by such Company prior to the Closing, except in the event that such liability relates to an asset held by such Company at Closing (other than assets held by a Company at Closing which are not Assets and which are subsequently transferred by Buyer or its Affiliates to Sellers or their Affiliates) and such asset or liability is reflected in the Financial Statements or the Closing Statement."

5. The Agreement is hereby amended by deleting from paragraph (b) of Exhibit A the reference to "XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX XXXXXXXXXXXXXX."

6. Pursuant to Section 3.5(c) of the Agreement, the parties hereby agree that the Final Net Asset Value shall be $XXXXXXXXXXXXX. In connection therewith, the Purchase Price adjustment to be paid by Buyer to Sellers pursuant to Section 3.5(c)of the Agreement shall be reduced by $XXXXXXXXXX, the amount of the pension accrual referred to in Section 27 of the First Amendment, resulting in a final Purchase Price adjustment to be paid by Buyer to Sellers of $XXXXXXXXXXX. Further in connection therewith, the parties agree that Buyer shall not be entitled to seek indemnification under
         Section 7.5 or Article 11 of the Agreement for (i) any matter contained in the Notice of Disagreement, (ii) any matter relating to the Notice of Disagreement presented to Sellers up to and including December 8, 2000, and (iii) any matter discussed up to and including December 8, 2000 in connection with (i) or (ii) above, and (iv) the effect of any of the foregoing on the representations, warranties, agreements and covenants contained in the Agreement.

7. The parties hereby agree that the Allocation pursuant to Section 7.5(d)(iii) of the Agreement shall be mutually agreed to by the parties.


8. The Agreement is hereby amended by inserting after the word "bonus" in the second line of each of Sections 9.4(a)(iv) and 9.6(h) the following:

         "(other than the 2000 Bonus Plan attached as Annex V to the Second Amendment)"

9. Exhibit A to the Agreement is amended by deleting "XXXXXXXXXXXXXX XXXXXXXXXXXX." from Section (b) of Exhibit A (Companies) and adding it to Section (a) of Exhibit A (Asset Transferor Entities). Buyer hereby agrees (i) to pay all out-of-pocket costs related to the formation of any new companies and all transfer taxes, fees, duties (excluding income and net worth taxes) and other out-of-pocket costs related to the changes and actions set forth above, but only to the extent that such costs exceed the costs that would have been incurred had such changes and actions not occurred, and (ii) that any breach of any representation, warranty or covenant of Sellers contained in the Agreement occurring as a result of such actions or changes shall be deemed not to have occurred and shall not entitle Buyer to any right, remedy or recourse against Sellers or their Affiliates in respect thereto.

10. This Second Amendment shall be governed in all respects, including validity, interpretation and effect, by the internal laws of the State of New York.

11. The parties hereto agree that the U.S. District Court for the Southern District of New York shall have exclusive jurisdiction over any dispute or controversy arising out of or in relation to this Second Amendment and any judgment, determination, arbitration award, finding or conclusion reached or rendered in any other jurisdiction shall be null and void between the parties hereto. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other party with respect thereto.

12. This Second Amendment may be executed in one or more counterparts which together shall constitute a single agreement. If any provisions of this Second Amendment shall be held to be illegal, invalid or unenforceable under any applicable law, then such contravention or invalidity shall not invalidate the entire Second Amendment. Such provision shall be deemed to be modified to the extent necessary to render it legal, valid and enforceable, and if no such modification shall render it legal, valid and enforceable, then this Second Amendment shall be construed as if not containing the provision held to be invalid, and the rights and obligations of the parties shall be construed and enforced accordingly.

13. This Second Amendment constitutes an amendment to the Agreement pursuant to Section 12.4 of the Agreement. Except as expressly amended by the First Amendment and this Second Amendment, each and every provision of the Agreement remains in full force and effect in accordance with the terms thereof and, by reference, the terms and provisions of the Agreement are incorporated herein and made a part hereof.


         IN WITNESS WHEREOF, this Second Amendment has been signed by each of the parties hereto as of the date provided above.

                               AMERICAN CYANAMID COMPANY

                               By:   _______________________________________
                               Name:
                               Title:

                               AMERICAN HOME PRODUCTS CORPORATION

                               By:   _______________________________________
                               Name:
                               Title:


                               BASF AKTIENGESELLSCHAFT

                               By:   _______________________________________
                               Name:
                               Title:

                               BASF AKTIENGESELLSCHAFT

                               By:   _______________________________________
                               Name:
                               Title: